UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

Thomas Weisel Partners Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	No. 000-51730	No. 20-3550472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Montgomery Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

  Registrant’s telephone number, including area code: (415) 364-2500

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; APPOINTMENT OF CERTAIN OFFICERS

(b) On April 8, 2008, Registrant announced that David A. Baylor, would cease serving as the Registrant’s Chief Financial Officer. Registrant had previously announced that Mr. Baylor had given notice of his intention to resign his position to pursue other opportunities.

(c) On April 8, 2008, Registrant announced that Shaugn Stanley, who currently serves as a Managing Director, is assuming the role of Chief Financial Officer on an interim basis during the search to identify a permanent replacement for Mr. Baylor. Information regarding Mr. Stanley is set forth below and is incorporated by reference from Registrant’s Annual Report on Form 10-K and Annual Proxy Statement, which were filed with the SEC on March 17, 2008 and April 3, 2008, respectively.

Shaugn Stanley, age 48, was the Chief Financial Officer of Montgomery Securities for two years from 1996 to 1998 and the Chief Financial Officer of Thomas Weisel Partners from its founding in 1998 until 2001. From 2001 to the present he has been a Partner and Managing Director of Thomas Weisel Partners. Previous to his work for Montgomery Securities, Mr. Stanley was with Fidelity Investments for six years serving as the Chief Financial Officer for the brokerage division. Mr. Stanley holds a degree in accounting from Stephen F. Austin State University and is a Certified Public Accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Weisel Partners Group, Inc.

Date: April 8, 2008	By:	/s/ Mark P. Fisher
Name: Mark P. Fisher
Title: General Counsel